N-SAR Exhibit: Sub-item 77I(a)
Western Asset Funds, Inc.
Western Asset Inflation-Indexed Bond Fund

Item 77I (a): Terms of new or amended securities

In response to Sub-Items 77I (a) the Registrant incorporates by reference the supplement to the fund's Prospectus and Summary Prospectus as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 3, 2016 (Accession No. 0001193125-16-491471). The
Registrant also incorporates by reference Post-Effective Amendment No. 93 to Form N-1A filed on April 20, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-548407).